UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                       July 20, 2011

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FINANCIAL CONDITION AND LIQUIDITY – “Off-Balance Sheet Financing Arrangements” of The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report”), Note 7 to the financial statements of Southern Company under “Operating Leases” in Item 8 of the Annual Report, Note 7 to the financial statements of Mississippi Power under “Operating Leases – Plant Daniel Combined Cycle Generating Units” in Item 8 of the Annual Report and MANAGEMENT’S DISCUSSION AND ANALYSIS – FINANCIAL CONDITION AND LIQUIDITY – “Off-Balance Sheet Financing Arrangements” in Southern Company’s and Mississippi Power’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 for information relating to Mississippi Power’s lease of a combined cycle generating facility at Plant Daniel (the “Facility”).
In 2001, Mississippi Power began the initial 10-year term of the lease of the Facility.  In 2003, the Facility was acquired by Juniper Capital L.P. (the “Lessor”) and the Lessor entered into an Amended and Restated Lease Agreement dated as of June 23, 2003, as amended, between the Lessor and Mississippi Power (the “Agreement”).  The lease met the criteria to be accounted for as an operating lease.  The initial term of the lease was scheduled to end in October 2011, and the Agreement includes a purchase or renewal option based on the cost of the Facility at the inception of the original lease, which was $370 million.  The purchase option provides for a cash payment to the Lessor and allows Mississippi Power to assume the Lessor’s debt related to the Facility.  The renewal option would require annual rental payments of approximately $30 million for an additional 10 years, ending in October 2021.  Mississippi Power was required to provide notice of its intent to either renew the lease or purchase the Facility by July 22, 2011.
On July 20, 2011, Mississippi Power provided notice to the Lessor of its intent to purchase the Facility pursuant to its option under the Agreement.  Mississippi Power’s right to purchase the Facility was approved by the Mississippi Public Service Commission (the “Mississippi PSC”) in its order dated January 7, 1998, as amended on February 19, 1999, which granted Mississippi Power a Certificate of Public Convenience and Necessity for the Facility.  Mississippi Power expects to acquire the Facility in October 2011.
In conjunction with the purchase of the Facility, Mississippi Power will make a cash payment of approximately $84 million.  Mississippi Power also intends to assume debt obligations of the Lessor related to the Facility, which mature in 2021 and have a face value of $270 million and a fixed stated interest rate of 7.13%.  Accounting rules require that the Facility be reflected on Mississippi Power’s and Southern Company’s financial statements at the time of the purchase at the fair value of the consideration rendered.  Accordingly, any assumed debt will be recorded at fair market value at the time of the purchase of the Facility in October 2011.  Mississippi Power intends to maintain its traditional capital structure by adding equity to support the additional debt.

Item 8.01	Other Events

 In connection with the purchase of the Facility, on July 25, 2011, Mississippi Power filed a request for an accounting order from the Mississippi PSC (the “Accounting Order”).  If the Accounting Order is approved as requested, the revenue requirements under the purchase option will equal those otherwise required under operating lease accounting treatment for the extended lease term, with any differences deferred as a regulatory asset over the 10-year period ending October 2021.  At the conclusion of the proposed deferral period in 2021, the unamortized deferral balance will be amortized into rates over the remaining life of the Facility.  The outcome of this matter cannot be determined at this time.

Cautionary Note Regarding Forward Looking Statements

Certain information contained herein is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning financing activities and the outcome of pending regulatory decisions.  Southern Company and Mississippi Power caution that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s and Mississippi Power’s Annual Report on Form 10-K for the year ended December 31, 2010, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and Mississippi Power are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and Mississippi Power’s credit ratings; the ability of Southern Company and Mississippi Power to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Southern Company’s and Mississippi Power’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2011	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary

MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary